Exhibit 4.2

NUMBER

BLUE ROOM ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

This Certifies that is the owner of	CUSIP G1195S104

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF THE PAR VALUE OF
US$0.0001 EACH OF

BLUE ROOM ACQUISITION CORP.

(THE “COMPANY”)

subject to the amended and restated memorandum and articles of association of the Company and transferable on the register of members of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its ordinary shares if it is unable to complete a business combination by a date calculated by reference to the Company’s amended and restated memorandum and articles of association, all as more fully described in the Company’s final prospectus dated [●], 2023.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

CHIEF EXECUTIVE OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -		Custodian

TEN ENT –	as tenants by the entireties		(Cust)		(Minor)

JT TEN –	as joint tenants with right of survivorship and not as		under Uniform Gifts to Minors

tenants in common

Act_________________
(State)

Additional abbreviations may also be used though not in the above list.

BLUE ROOM ACQUISITION CORP.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Company’s Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

represented by the within Certificate, and does hereby irrevocably constitute and appoint

_________________________________________________________________________________________Attorney to transfer the said shares on the register of members of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15) (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated [•], 2023, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Ordinary Shares sold in the Company’s initial public offering (the “Public Shares”) and liquidates because it does not consummate an initial Business Combination by the date set forth (the “Last Date”) in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Charter”), (ii) the Company redeems the Public Shares properly submitted in connection with a shareholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if it does not consummate an initial Business Combination by the Last Date or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Public Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial Business Combination) setting forth the details of a proposed initial Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.